                                                                    Exhibit 99.1




                                Contact: Arnold Agbayani
                                         Senior Vice President, Finance & CFO
                                         IXYS Corporation
                                         3540 Bassett Street
                                         Santa Clara, California 95054
                                         Tel: (408) 982-0700

IXYS CORPORATION ANNOUNCES RECORD REVENUES FOR THE MARCH 31, 2004 FISCAL QUARTER AND FISCAL YEAR

SANTA CLARA, CALIF. May 18, 2004 -- IXYS Corporation (NASDAQ:SYXI) today released its financial results for its fourth fiscal quarter and its fiscal year ended March 31, 2004.

For the fourth fiscal quarter ending March 31, 2004, IXYS reported record net revenues of $53.7 million, compared with net revenues of $37.8 million for the same period in fiscal year 2003, which represented 41.9% period-to-period revenue growth. Sequentially, revenues increased 5.8% from the $50.7 million reported for the quarter ended December 31, 2003.

Gross profit was $7.9 million, or 14.7% of net revenues, for the quarter ended March 31, 2004, as compared to gross profit of $4.3 million, or 11.4% of net revenues, for the same quarter in the prior fiscal year.

Net loss for the fiscal quarter ending March 31, 2004 was $5.2 million, or $0.16 per diluted share, as compared to a net loss of $5.5 million, or $0.17 per diluted share in the same quarter for the prior fiscal year.

Fourth quarter results include charges for various inventory write downs, including excess and obsolete inventory and corrections to standard costs, of about $6.3 million and implementation expenses related to Sarbanes-Oxley compliance of about $650,000.

For the fiscal year ended March 31, 2004, IXYS Corporation reported net revenues of $187.4 million, compared to net revenues of $136.1 million for the prior fiscal year, which represented 37.7% year-to-year revenue growth.
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For the fiscal year ended March 31, 2004, gross profit was $43.5 million, or
23.2% of net revenues, as compared to gross profit of $28.7 million, or 21.1% of net revenues, for the prior fiscal year.

Net loss for the fiscal year ended March 31, 2004 was $4.4 million, or $0.14 per diluted share, as compared to a net loss of $12.1 million, or $0.39 per diluted share, reported for the prior fiscal year.

"IXYS has demonstrated nine consecutive quarters of revenue growth, with seven consecutive quarters of record revenues. We ended the year with a record $77.3 million in backlog and had a 1.3 book-to-bill ratio in the March quarter. Sales of our RF products increased by 25% sequentially over the December quarter and that product line, strengthened by our acquisition of Microwave Technology in September, continues to exceed our expectations. Absent the inventory write down in the March quarter, our real product margins for the March quarter increased sequentially," commented Dr. Nathan Zommer, Chief Executive Officer. "We have executed well in all our divisions and grew above our plan, and yet increased our cash position. We have new design wins for our IC's in the medical, consumer and telecommunication markets, and for our power products in the transportation, appliance, industrial, energy and automotive markets."

"We have seen strong revenue growth and we expect this to continue through the June quarter as indicated by our strong backlog," said Arnold Agbayani, Chief Financial Officer. "Therefore, we expect revenues for the June quarter to be 4-7% higher than those of the March quarter.

IXYS develops and markets primarily high performance power semiconductors and control ICs that are used in controlling and converting electrical power efficiently in power systems for telecommunication infrastructure, motor drives, medical systems and transportation. IXYS also serves emerging markets with digital and analog ICs that control flat panel displays, medical instruments and telecommunication products.

SAFE HARBOR STATEMENT

The foregoing press release contains forward-looking statements. Forward-looking statements include those regarding record backlog, the book-to-bill ratio, our expectations for revenue growth in the June quarter and the patent lawsuit. Actual results may vary materially from those contained in the forward-looking statements, due to changes in customer delivery schedules, the cancellation of orders, an unanticipated decline in our turns business or adverse developments in the patent lawsuit, among other things. Further information on other factors that could affect IXYS is detailed and included in IXYS's Form 10-K for the fiscal year ended March 31, 2003, as filed with the Securities and Exchange Commission. IXYS undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the company directly.
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                                IXYS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                        March 31,      March 31,
                                                                                          2004           2003
                                                                                       ----------     ----------
                                     ASSETS

Current assets:
   Cash and cash equivalents                                                           $   43,199     $   42,842
   Accounts receivable, net                                                                33,131         21,475
   Inventories, net                                                                        48,055         49,162
   Prepaid expenses                                                                         1,743            943
   Deferred income taxes                                                                    7,769         10,285
                                                                                       ----------     ----------
       Total current assets                                                               133,897        124,707
Plant and equipment, net                                                                   26,369         28,715
Other assets                                                                               28,238         27,072
Deferred income taxes                                                                       9,503          2,563
                                                                                       ----------     ----------

       Total assets                                                                    $  198,007     $  183,057
                                                                                       ==========     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of capitalized lease obligations                                    $    3,475     $    3,238
   Current portion of notes payable to bank                                                   800            700
   Accounts payable                                                                        15,277         11,177
   Accrued expenses and other liabilities                                                  17,758         14,167
                                                                                       ----------     ----------
       Total current liabilities                                                           37,310         29,282
Capitalized lease and other long term obligations, net of current portion                   3,033          5,042
Pension liabilities                                                                        11,865          9,924
                                                                                       ----------     ----------
                    Total liabilities                                                      52,208         44,248
                                                                                       ----------     ----------

Common stock, $0.01 par value:
  Authorized: 80,000,000 shares; 33,018,675 issued and 32,923,373 outstanding
   in 2004 and 32,052,484 issued and 31,957,182 outstanding in 2003                           329            320
Additional paid in capital                                                                150,888        144,362
Notes receivable from stockholders                                                         (1,389)          (913)
Accumulated deficit                                                                       (10,750)        (6,318)
Accumulated other comprehensive income                                                      6,721          1,358
                                                                                       ----------     ----------
                    Total stockholders' equity                                            145,799        138,809
                                                                                       ----------     ----------

                    Total liabilities and stockholders' equity                         $  198,007     $  183,057
                                                                                       ==========     ==========

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                                IXYS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                         Three Months Ended              Fiscal Year Ended
                                                                              March 31,                      March 31,
                                                                     --------------------------     --------------------------
                                                                        2004            2003           2004            2003
                                                                     ----------      ----------     ----------      ----------
Net revenues                                                         $   53,676      $   37,819     $  187,442      $  136,111
Cost of goods sold                                                       45,805          33,490        143,948         107,371
                                                                     ----------      ----------     ----------      ----------
          Gross profit                                                    7,871           4,329         43,494          28,740
                                                                     ----------      ----------     ----------      ----------

Operating expenses:
          Research, development and engineering                           3,899           3,558         15,811          12,846
          Selling, general and administrative                             8,292           7,843         28,731          27,721
          Restructuring charge                                                -               -              -             750
                                                                     ----------      ----------     ----------      ----------
                Total operating expenses                                 12,191          11,401         44,542          41,317
                                                                     ----------      ----------     ----------      ----------

          Operating loss                                                  4,320           7,072          1,048          12,577
Other expense, net                                                       (2,872)         (2,483)        (5,025)         (5,284)
                                                                     ----------      ----------     ----------      ----------
          Loss before benefit from income tax                            (7,192)         (9,555)        (6,073)        (17,861)
Benefit from income tax                                                  (2,039)         (4,050)        (1,641)         (5,716)
                                                                     ----------      ----------     ----------      ----------

Net loss                                                             $   (5,153)     $   (5,505)    $   (4,432)     $  (12,145)
                                                                     ==========      ==========     ==========      ==========

Net loss per share - basic                                           $    (0.16)     $    (0.17)    $    (0.14)     $    (0.39)
                                                                     ==========      ==========     ==========      ==========

Weighted average shares used in per share calculation - basic            32,858          31,918         32,434          30,889
                                                                     ==========      ==========     ==========      ==========

Net loss per share - diluted                                         $    (0.16)     $    (0.17)    $    (0.14)     $    (0.39)
                                                                     ==========      ==========     ==========      ==========

Weighted average shares used in per share calculation - diluted          32,858          31,918         32,434          30,889
                                                                     ==========      ==========     ==========      ==========